EXHIBIT 21


                              LIST OF SUBSIDIARIES



1.       Alaron Trading Corporation
         822 West Washington Street
         Chicago, IL  60607
         312-563-8000
         312-850-2820 - fax

2.       Limitup.com, Inc.
         822 West Washington Street
         Chicago, IL   60607
         312-563-8391